SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     FEBRUARY 15, 2005
                                                 -------------------------------


                       ANCHOR GLASS CONTAINER CORPORATION
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


          0-23359                                      59-3417812
--------------------------------           ------------------------------------
    (Commission File Number)               (I.R.S. Employer Identification No.)


     ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FLORIDA 33634-7513
               (Address of Principal Executive Offices) (Zip Code)

                                 (813) 884-0000
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ENTRY INTO NEW REVOLVING CREDIT FACILITY

           On February 14, 2005, Anchor Glass Container Corporation (the "Registrant") entered into a new $20 million revolving credit agreement with Madeleine L.L.C., an affiliate of its largest shareholders, funds and accounts managed by Cerberus Capital Management, L.P. and its affiliates. As availability under the new revolving credit facility is not subject to a borrowing base, the new facility will provide the Registrant with liquidity in excess of that provided by the borrowing base under its $115 million primary lending facility. The Registrant anticipates that it will have approximately $22 million of availability under its two revolving credit facilities, after the interest payment on its $350 million senior secured notes due 2013 to be made today.

           The new revolving credit facility will mature on August 30, 2007, contemporaneously with the Registrant's primary revolving credit facility, and will bear interest on drawn portions thereof at LIBOR plus 8%. Interest on the new facility will be payable in kind if availability under the Registrant's existing revolving credit facility is less than an agreed upon threshold. The new revolving credit facility will be secured by a second lien on the Registrant's inventory, receivables and general intangibles. A copy of the Loan and Security Agreement is attached hereto as Exhibit 99.1 and its terms and conditions are incorporated by reference herein.

AMENDMENT TO PRIMARY REVOLVING CREDIT FACILITY

           On February 15, 2005, the Registrant announced that it had reached an agreement with Congress Financial Corporation and the other lenders under its existing revolving credit facility to modify the fixed charge coverage ratio covenant under its revolving credit agreement for the remainder of 2005 ("Amendment No. 5 to the Loan and Security Agreement"). In addition, the lenders have waived the Registrant's expected failure to comply with its fixed charge coverage ratio covenant as of December 31, 2004 that resulted from the Registrant's weaker than anticipated cash flows and operating results during the fourth quarter. The Registrant expects to announce fourth quarter results on March 9, 2005. A copy of Amendment No. 5 to the Loan and Security Agreement is attached hereto as Exhibit 99.2 and its terms and conditions are incorporated by reference herein. Anchor Glass has also entered into a similar agreement and waiver with General Electric Capital Corporation under its $11.7 million capital lease arrangements.

           A copy of the press release announcing the new revolving credit facility and amendment to the existing revolving credit facility is attached hereto as Exhibit 99.3.


ITEM 8.01  OTHER EVENTS

           On February 10, 2005, a complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division, entitled "Christopher Carmona, derivatively on behalf of Anchor Glass Container Corporation v. Richard M. Deneau, Darrin J. Campbell, Peter T. Reno, Alan H. Schumacher, James N. Chapman, Jonathan Gallen, Timothy F. Price,

Alexander Wolf, Joel A. Asen and George Hamilton, as defendants, and Anchor Glass Container Corporation, as nominal defendant, Case No. 05-cv-0272-EAJ." Anchor Glass Container Corporation (the "Registrant") has not yet been served with a copy of this complaint. Richard M. Deneau ("Deneau") was the Registrant's former Chief Executive Officer and a former member of the Registrant's Board of Directors. Darrin J. Campbell ("Campbell") is the Registrant's Chief Executive Officer and a member of the Registrant's Board of Directors. Peter T. Reno is the Registrant's Vice President and Interim Chief Financial Officer. Alan H. Schumacher, James N. Chapman, Jonathan Gallen, Timothy F. Price and Alexander Wolf are members of the Registrant's Board of Directors. Joel A. Asen and George Hamilton are former members of the Registrant's Board of Directors.

           The lawsuit is a derivative action brought by a shareholder of the Registrant on behalf of the Registrant against certain of its officers and directors alleging violations of state law, including breaches of fiduciary duties for insider selling and misappropriation of information, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment between September 2003 and the present (the "Relevant Period") that have caused substantial losses and other damages to the Registrant, such as to its reputation and goodwill. The lawsuit alleges that the Registrant and other defendants filed a false and misleading registration statement relating to the Registrant's initial public offering by failing to disclose (i) the failure "to timely write-off a portion of [Registrant's] inventory, which had become impaired, (ii) [that,] as a result, [Registrant's] assets and net income were materially overstated; and (iii) [failure] to disclose that [Registrant's] "capital improvement" plan would very likely lead to the closing of at least one of the [Registrant's] facilities and a reduction in production capacity." The lawsuit also alleges that defendants made false and misleading statements regarding the Registrant's earning during the relevant period by failing to disclose "(a) that a portion of the [Registrant's] inventory had become impaired and should have been written-off; (b) that despite increased demand for its products, the [Registrant] was continuing to produce the same level of output;
(c) that defendants were experiencing difficulties in executing the [Registrant's] strategy, resulting in the forced closure of at least one of the [Registrant's] facilities; and (d) that as a result of the foregoing, the [Registrant's] assets and net income were materially overstated [during the Relevant Period]." The complaint seeks an unspecified amount of damages against the individual defendants and in favor of the Registrant, as well as extraordinary equitable and/or injunctive relief, restitution and disgorgement of profits and an award to the plaintiffs for the cost of the lawsuit.

           Although the ultimate outcome of this matter cannot be determined with certainty, the Registrant believes that the complaint is without merit and it and the individual defendants intend to vigorously defend the lawsuit.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

           The following exhibit is filed herewith:

           99.1 Loan and Security Agreement by and among the Registrant, Madeleine L.L.C., as collateral and administrative agent, and the financial institutions names therein

           99.2 Amendment No. 5 to the Loan and Security Agreement by and between the Registrant and Congress Financial Corporation (Central), in its capacity as agent for the financial institutions from time to time parties to the Loan Agreement.


           99.3  Press Release issued on February 15, 2005.





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                                   SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ANCHOR GLASS CONTAINER CORPORATION


                                   /s/ Peter T. Reno
                                   -------------------------------------
                                   Name:   Peter T. Reno
                                   Title:  Vice President and Interim
                                           Chief Financial Officer
                                           (Principal Financial Officer and
                                           Duly Authorized Officer)


Date: February 15, 2005